                                                               Filed Pursuant to
                                                        Rule 424 (b) (3) and (c)
                                                              File No. 333-54350

                              GILEAD SCIENCES, INC.

                          $250,000,000 PRINCIPAL AMOUNT
             5% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2007
                                       AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                ------------------------------------------------

         This prospectus supplement should be read in conjunction with the prospectus dated February 9, 2001, which is to be delivered with this prospectus supplement.

         SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                ------------------------------------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                ------------------------------------------------


                                       1.

         The table and related notes, and the paragraph immediately following the table and related notes, appearing in the prospectus under the heading "Selling Securityholders" is superseded by the following table and related notes, and the following paragraph immediately following the table and related notes:


                                                       PRINCIPAL                                 PRINCIPAL
                                                       AMOUNT OF                                 AMOUNT OF       COMMON
                                                         NOTES                                  NOTES OWNED   STOCK OWNED
                                                     BENEFICIALLY    COMMON STOCK    COMMON        AFTER         AFTER
                                                       OWNED AND     BENEFICIALLY     STOCK     COMPLETION    COMPLETION
NAME                                                  OFFERED(1)       OWNED(2)      OFFERED    OF OFFERING   OF OFFERING
------------------------------------------          --------------   ------------   ---------  ------------  -------------
1976 Distribution Trust FBO A.R. Lander /
     Zinterhofer                                           14,000            284         284             0             0
1976 Distribution Trust FBO Jane A. Lander                 14,000            284         284             0             0
AAM / Zazove Institutional Income Fund, L.P.
     (BS)                                               1,000,000         20,356      20,356             0             0
AFTRA Health Fund                                          75,000          1,526       1,526             0             0
Alexandra Global Investment Fund 1, Ltd.                2,500,000         50,890      50,890             0             0
American Motorist Insurance Company                       489,000          9,954       9,954             0             0
Arapahoe County Colorado                                   48,000            977         977             0             0
Argent Classic Convertible Arbitrage Fund
     (Bermuda) Ltd.                                     4,500,000         91,603      91,603             0             0
Argent Convertible Arbitrage Fund Ltd.                  3,000,000         61,068      61,068             0             0
Bank of America Securities LLC                          3,100,000         63,104      63,104             0             0
BP Amoco PLC, Master Trust                              1,072,000         21,821      21,821             0             0
British Virgin Islands Social Security Board               36,000            732         732             0             0
Brown & Williamson Tobacco Retirement Trust                25,000            508         508             0             0
Century National Insurance Company                        500,000         10,178      10,178             0             0
City of New Orleans                                       201,000          4,091       4,091             0             0
Credit Suisse First Boston Corporation                    100,000          2,035       2,035             0             0
Deutsche Banc Alex Brown Inc                           15,125,000        307,888     307,888             0             0
Employee Benefit Convertible Securities Fund
     (Custodian DTC #955 Bank of America
     Personal Trust)                                      175,000          3,562       3,562             0             0
Fidelity Financial Trust: Fidelity
     Convertible Securities Fund                        1,500,000         30,534      30,534             0             0
First Union Securities Inc.                             2,025,000         41,221      41,221             0             0
Forest Alternative Strategies Fund II L.P. ASM             25,000            508         508             0             0
Forest Global Convertible Fund A-5                      1,755,000         35,725      35,725             0             0
HFR Master Fund Ltd.                                      120,000          2,442       2,442             0             0
Highbridge International LLC                            6,852,000        139,480     139,480             0             0
Hotel Union & Hotel Industry of Hawaii                    373,000          7,592       7,592             0             0
Jefferies & Company Inc.                                    8,000            162         162             0             0
JMG Capital Partners, LP                                3,500,000         71,246      71,246             0             0
JMG Triton Offshore Fund Ltd.                           3,500,000         71,246      71,246             0             0
J.P. Morgan Securities, Inc.                            1,000,000         20,356      20,356             0             0
KBC Financial Products USA                              2,500,000         50,890      50,890             0             0
Lehman Brothers Inc.                                   12,225,000        248,854     248,854             0             0
Lipper Convertibles L.P.                                1,000,000         20,356      20,356             0             0
LLT Limited                                               100,000          2,035       2,035             0             0
Local Initiatives Support Corporation                      46,000            936         936             0             0
Mainstay Convertible Fund                               1,400,000         28,498      28,498             0             0
Mainstay VP Convertible Portfolio                         350,000          7,124       7,124             0             0
Merrill Lynch Insurance Group                             246,000          5,007       5,007             0             0
Museum of Fine Arts, Nboston                               17,000            346         346
Nabisco Holdings                                           29,000            590         590             0             0
Nations Convertible Securities Fund
       (Custodian DTC #901 Bank of New York)            3,575,000         72,773      72,773             0             0
New Orleans Firefighters Pension / Relief Fund            106,000          2,157       2,157             0             0
New York Life Insurance and Annuity
     Corporation                                        1,000,000         20,356      20,356             0             0
New York Life Insurance Company                         9,000,000        183,206     183,206             0             0



                                       2.

                                                       PRINCIPAL                                 PRINCIPAL
                                                       AMOUNT OF                                 AMOUNT OF       COMMON
                                                         NOTES                                  NOTES OWNED   STOCK OWNED
                                                     BENEFICIALLY    COMMON STOCK    COMMON        AFTER         AFTER
                                                       OWNED AND     BENEFICIALLY     STOCK     COMPLETION    COMPLETION
NAME                                                  OFFERED(1)       OWNED(2)      OFFERED    OF OFFERING   OF OFFERING
------------------------------------------          --------------   ------------   ---------  ------------  -------------
New York Life Separate Account #7                         150,000          3,053       3,053             0             0
Occidental Petroleum Corporation                          194,000          3,949       3,949             0             0
Pacific Life Insurance Company                          1,000,000         20,356      20,356             0             0
Parker-Hannifin Corporation                                54,000          1,099       1,099             0             0
Pro-Mutual                                                685,000         13,944      13,944             0             0
Putnam Asset Allocation Funds-Balanced
     Portfolio                                            239,000          4,865       4,865             0             0
Putnam Asset Allocation Funds-Conservative
     Portfolio                                            171,000          3,480       3,480             0             0
Putnam Convertible Income-Growth Trust                  2,811,000         57,221      57,221             0             0
Putnam Convertible Opportunities and
     IncomeTrust                                           73,000          1,486       1,486             0             0
Putnam High Income Convertible and Bond Fund              609,000         12,396      12,396             0             0
Raytheon Master Pension Trust                             529,000         10,768      10,768             0             0
RBC Capital Services, Inc. c/o Forest
     Investment Mngt., L.L.C.                              20,000            407         407             0             0
RJR Reynolds                                               92,000          1,872       1,872             0             0
Robertson Stephens                                      6,000,000        122,137     122,137             0             0
San Diego County Employees Retirement
     Association                                        2,100,000         42,748      42,748             0             0
SG Cowen Securities Corporation                         2,000,000         40,712      40,712             0             0
Shell Pension Trust                                       428,000          8,712       8,712             0             0
Smithfield Trust Company                                   10,000            203         203             0             0
State of Maryland Retirement System                     2,509,000         51,073      51,073             0             0
The City University of New York                           119,000          2,422       2,422             0             0
The Grable Foundation                                      91,000          1,852       1,852             0             0
The Grady Hospital Foundation                             103,000          2,096       2,096             0             0
Tribeca Investment LLC                                  8,000,000        162,849     162,849             0             0
Viacom Inc. Pension Plan Master Trust                      47,000            956         956             0             0
Zurich Master Hedge Fund c/o Forest
     Investment Mngt., L.L.C.                             100,000          2,035       2,035             0             0

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes and common stock.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

         With the exception of J.P. Morgan Securities, Inc. and Lehman Brothers Inc., none of the selling holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years. J. P. Morgan Securities, Inc. and Lehman Brothers Inc. were initial purchasers of the notes. The selling holders purchased the notes in private transactions on or after December 13, 2000.

            The date of this prospectus supplement is July 27, 2001.

                                       3.